Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We have issued our report dated January 31, 2000, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Berkshire Bancorp Inc. (formerly, Cooper Life Sciences, Inc.) and subsidiaries on Form 10-K for the year ended October 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. (formerly, Cooper Life Sciences, Inc.) on Form S-8 (File No. 333-22287, effective February 25, 1997).

/s/ GRANT THORNTON LLP

New York, New York
January 21, 2000



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